HALE AND DORR
                                 60 State Street
                           Boston, Massachusetts 02109



                                                  March 22, 1996


Board of Trustees of Pioneer
   Short-Term Income Trust
60 State Street
Boston, MA 02109

Re: Post-Effective Amendment No. 4 to Registration Statement on Form N-1A (File No. 33-47613) (the "Registration Statement")

Ladies and Gentlemen:

         Pioneer Short-Term Income Trust (the "Trust") is a Massachusetts business trust organized under a written Declaration of Trust dated, executed and delivered in Boston, Massachusetts on April 30, 1992, as amended December 7, 1993 and November 7, 1995 (as so amended, the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest without par value.

         The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article V, Section 5.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. As of the date of this opinion, the Trustees have divided the shares of the Trust into three classes, designated as Class A, Class B and Class C, but only Class A and Class B shares have been issued to date. Pursuant to
Article V, Section 5.4 of the Declaration of Trust, the Trustees may issue shares of any series for such amount and type of consideration, including cash or property, and on such terms as they may deem best without action or approval of the shareholders.

Board of Trustees of Pioneer
      Short-Term Income Trust
March 22, 1996
Page 2


         We understand that you are about to register under the Securities Act of 1933, as amended, 1,891,304 shares of beneficial interest by Post-Effective Amendment No. 4 to the Trust's Registration Statement.

         We have examined the Declaration of Trust, the By-laws, resolutions of the Board of Trustees, the minutes of the Board of Trustees relating to the authorization and issuance of shares of beneficial interest of the Trust, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfactions, of such documents, Trust records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of each individual executing any documents.

         For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The Commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of The Commonwealth of Massachusetts.

         Our opinion below, as it relates to the non-assessability of the shares of the Trust, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust, such as the Trust, may be held personally liable for the obligations of such Trust. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and provides that notice of such disclaimer may be given in each note, bond, contract, certificate or undertaking made or issued by or on behalf of the Trust. Also, the Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable solely by reason of his being or having been a shareholder of the Trust; provided, however, that no Trust property may be used to indemnify any shareholder of any series of the Trust other than Trust property allocated or belonging to that series.

Board of Trustees of Pioneer
      Short-Term Income Trust
March 22, 1996
Page 2


         We are of the opinion that all necessary Trust action precedent tot he issuance of the Shares of beneficial interest of the Trust comprising the shares covered by Post-Effective Amendment No. 4 to the Registration Statement has been duly taken, and that all such Shares may legally and validly be issued for cash or property, and when sold will be fully paid and non-assessable by the Trust upon receipt by the Trust or its agent of the Trust's Declaration of Trust and the Registration Statement, subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and the applicable state laws regulating the sale of securities.

         We consent to your filing this opinion with the Securities and Exchange Commission as an Exhibit to Post-Effective Amendment No. 4 to the Registration Statement.

                                                  Very truly your,

                                                  /s/ Hale and Dorr

                                                  HALE AND DORR